Goldman Sachs BDC, Inc. Schedules Earnings Release and Conference Call to Announce First Quarter 2016 Results
NEW YORK— (BUSINESS WIRE) — April 7, 2016 — Goldman Sachs BDC, Inc. ("GS BDC") (NYSE: GSBD) announced today that it will report its first quarter ended March 31, 2016 financial results after the market closes on Monday, May 9, 2016. GS BDC will also host an earnings conference call on Tuesday, May 10, 2016 at 10:00 am Eastern Time to discuss its quarterly financial results.
All interested parties are invited to participate via telephone or the audio webcast, which will be hosted on the Investor Resources section of GS BDC's website at www.goldmansachsbdc.com.
Conference Call Information:

Domestic: (866) 884-8289
International: +1 (631) 485-4531
Conference ID: 87240792
All participants are asked to dial in approximately 10-15 minutes prior to the call, and reference "Goldman Sachs BDC, Inc." when prompted.
Replay Information:
An archived replay of the call will be available from approximately 1:00 pm Eastern Time on May 10 through June 10. To hear the replay, please find dial-in numbers listed below. An archived replay will also be available on our webcast link located on the Investor Resources section of our website.
Domestic: (855) 859-2056
International: +1 (404) 537-3406
Conference ID: 87240792
Please direct any questions regarding obtaining access to the conference call to Goldman Sachs BDC, Inc. Investor Relations, via e-mail, at gsbdc-investor-relations@gs.com.
ABOUT GOLDMAN SACHS BDC, INC.
Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. ("Goldman Sachs") to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com.
FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "project," "target," "estimate," "intend," "continue," or "believe" or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ include, but are not limited to the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.
Investor Contact: Katherine Schneider, 212-902-3122
Media Contact: Andrew Williams, 212-902-5400

Source: Goldman Sachs BDC, Inc.